UNITED STATES
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ORION PROPERTIES INC.
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Orion Properties Announces Strategic Options Review Process to Maximize Stockholder Value
Enters into Cooperation Agreement with Kawa
January 26, 2026
PHOENIX – (BUSINESS WIRE) – Orion Properties Inc. (“Orion” or the “Company”) (NYSE: ONL) today announced a strategic options review process and a cooperation agreement (the “Cooperation Agreement”) signed with The Kawa Fund Limited (together with its affiliates, “Kawa”).
Strategic Options Review Process
Orion is announcing a review of strategic options for the Company, which may include, among other things, the consideration of potential acquisition and merger targets, the potential sale of the Company and continuing to operate as an independent publicly traded entity. The Board has directed management, together with Orion’s outside financial and legal advisors, to conduct a process designed to evaluate actionable strategic alternatives.
The Board made the following statement: “The Orion Board of Directors remains firmly committed to acting in the best interests of all stockholders and has always been open to different ways to grow stockholder value. Over the past three years, the Board has devoted time to considering potential avenues for Orion to potentially pursue in addition to our stand-alone business plan. The strategic options review process will provide further opportunity to consider a range of potential strategic alternatives to maximize stockholder value. We look forward to working diligently with our external advisors to identify the best path for the future of Orion and all of our stockholders and to evaluate credible and actionable proposals.”
There can be no assurance that the strategic options review process will result in Orion pursuing any particular transaction or other strategic outcome. The Company has not set a timetable for completion of this process, and it does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.
Cooperation Agreement
In association with announcing a review of strategic options and pursuant to the Cooperation Agreement, Kawa has agreed to withdraw its notice to nominate five individuals to stand for election to the Orion Board of Directors at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”). Kawa has also agreed to certain standstill, voting and confidentiality commitments set forth in the Cooperation Agreement. The full Cooperation Agreement will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).
The Cooperation Agreement provides Kawa the opportunity, if Kawa desires, to participate in the strategic options review process on substantially the same terms as other bona fide third parties to receive confidential information and submit a proposal for a strategic transaction.
Paul McDowell, Orion’s Chief Executive Officer and President and a member of the Company’s Board of Directors, added, “We appreciate the dialogue with Kawa that enabled us to reach this agreement. The Company and the Board remain steadfast in our commitment to delivering value for stockholders and continuing to take actions with stockholders’ best interests in mind.”
Wells Fargo is serving as the Company’s lead financial advisor, and J.P. Morgan is serving as an additional financial advisor. Hunton Andrews Kurth LLP is serving as the Company’s legal counsel.

About Orion Properties Inc.
Orion Properties Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office properties located in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans and future financial condition. Such forward-looking statements include statements regarding the Company’s strategic review process, which may not result in a transaction, and any transaction that occurs may not increase stockholder value. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Factors that may affect future results include: the Company’s actions taken or contemplated to create value for its stockholders, including actions related to or the outcome of the strategic review process; expenses and disruption to management associated with, and uncertainties as to the timing of the completion of, the strategic review process; the occurrence of any event, change or other circumstances that affects the availability of any potential strategic alternatives or our ability to execute on the material respects of any strategic alternative; the risk of rising interest rates, such as that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner or at all; conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in governmental budgetary priorities, will continue and the impact that may have on demand for office space at our properties; our ability to comply with the terms of our credit agreement or to meet the debt obligations on our properties; changes in the real estate industry and in the performance of financial markets and interest rates and our ability to effectively hedge against interest changes; and our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner or at all. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
Orion plans to file proxy materials with the SEC in connection with the solicitation of proxies for the Annual Meeting. Prior to the Annual Meeting, Orion will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC

CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC at the SEC’s website (www.sec.gov) or at the Company’s website at onlreit.com or by contacting Paul Hughes, General Counsel and Secretary, by phone at (646)-476-5410, by email at phughes@onlreit.com or by mail at Orion Properties Inc., 122 East 42nd Street, Suite 5100, New York, NY 10168.
CERTAIN INFORMATION REGARDING PARTICIPANTS
This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Orion, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Orion. Information about Orion’s executive officers and directors is available in Orion’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 5, 2025, and in its proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2025. To the extent holdings of Orion securities reported in the proxy statement for the 2025 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.
Investor Relations Contact:
Email: investors@onlreit.com
Phone: 602-675-0338
Source: Orion Properties Inc.